(a)(1)(xix)

AMENDMENT NO. 18 TO DECLARATION OF TRUST OF

VOYA SEPARATE PORTFOLIOS TRUST

Establishment of New Share Class

Effective: July 9, 2015

THIS AMENDMENT NO. 18 TO THE DECLARATION OF TRUST OF VOYA SEPARATE PORTFOLIOS TRUST (“VSPT”), a Delaware statutory trust, dated March 2, 2007, as amended (the “Declaration of Trust”), reflects resolutions adopted by the Board of Trustees of VSPT on July 9, 2015, with respect to Voya Securitized Credit Fund (the “Fund”), a series of VSPT, acting pursuant to the Declaration of Trust, including Article III, Sections 1 and 6 and Article X, Section 1, of VSPT’s Declaration of Trust. The resolutions serve to establish and designate a new share class for the Fund.

VOYA SEPARATE PORTFOLIOS TRUST

SECRETARY’S CERTIFICATE

I, Huey P. Falgout, Jr., Secretary of Voya Separate Portfolios Trust ( “VSPT”), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of VSPT at a meeting held on July 9, 2015 with regard to the establishment of Class I shares of VSPT on behalf of Voya Securitized Credit Fund:

RESOLVED, that pursuant to the Declaration of Trust, dated March 2, 2007, (the “Declaration of Trust”) of Voya Separate Portfolios Trust (“VSPT”), including Article III, Sections 1 and 6 and Article X, Section 1 of the Declaration of Trust, the designation of an additional class of shares for Voya Securitized Credit Fund (the “Fund”), which shall be designated as “Class I” shares be, and hereby is, approved; and

FURTHER RESOLVED, that the officers of VSPT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Declaration of Trust, to establish the Class I shares, to be effective on a date deemed appropriate by the officers of VSPT; and

FURTHER RESOLVED, that the officers of VSPT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the Class I shares, including, but not limited to, the post-effective amendment to VSPT’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing the Class I shares for the Fund and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.

/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary

Dated: July 24, 2015